As filed with the Securities and Exchange Commission on June 11, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ABM INDUSTRIES INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-1369354 (I.R.S. Employer Identification No.)
551 Fifth Avenue, Suite 300
New York, NY 10176
(Address of Principal Executive Offices)

ABM Industries Incorporated
2004 Employee Stock Purchase Plan
(Full Titles of the Plan(s))
c/o Sarah Hvalinka McConnell, Esq.
Senior Vice President, General Counsel and
Corporate Secretary
551 Fifth Avenue, Suite 300
New York, NY 10176
(Name and Address of Agent for Service)
(212) 297-0200
(Telephone Number, Including Area Code, of Agent for Service)

With a copy to:
Kyoko Takahashi Lin, Esq.
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Proposed
		Proposed	Maximum
		Maximum	Aggregate	Amount of
	Amount to Be	Offering Price	Offering	Registration
Title of Each Class of Securities to be Registered	Registered(1)	Per Share(2)	Price(2)	Fee(3)
Common shares, $0.01 par value	1,000,000 shares	$20.41	$20,410,000	$1,455.23

(1)	This Registration Statement on Form S-8 (this “Registration Statement”) covers common stock, par value $0.01 per share (“Common Stock”) of ABM Industries Incorporated (the “Company” or the “Registrant”) (i) issuable pursuant to the ABM Industries Incorporated 2004 Employee Stock Purchase Plan (the “Plan”) and (ii) pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, or other similar transaction.

(2)	Estimated pursuant to Rule 457(h) and Rule 457(c) under the Securities Act, solely for the purpose of computing the registration fee, based on the average of the high and low prices reported of the securities being registered hereby on the New York Stock Exchange on June 7, 2010.

(3)	Rounded up to the nearest penny.

EXPLANATORY NOTE
This Registration Statement has been filed to register 1,000,000 additional shares of common stock, par value $0.01 per share, to be offered pursuant to the ABM Industries Incorporated 2004 Employee Stock Purchase Plan, as amended and restated, effective January 11, 2010 (the “Plan”). The Plan has been amended since the filing of the Company’s previous registration statement (File No. 333-116487, filed on June 15, 2004) on Form S-8, which covered the Plan prior to its amendment. Pursuant to General Instruction E to Form S-8, the contents of the previous registration statement related to the Plan are incorporated by reference herein and made a part of this Registration Statement, except as amended hereby.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed with the Securities and Exchange Commission (the “Commission”) by ABM Industries Incorporated pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference.
(1) The Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009;
(2) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since October 31, 2009.
All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 5. Interests of Named Experts and Counsel.
Ms. Sarah Hvalinka McConnell, Esq., who is giving an opinion on the validity of the securities being registered, is Senior Vice President, General Counsel and Corporate Secretary for ABM Industries Incorporated and holds Common Stock of the Registrant and equity compensation awards with respect to common stock of the Registrant. She is eligible to participate in the Plan.
Item 8. Exhibits.
See Exhibit Index.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, ABM Industries Incorporated, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, NY, on the 11th day of June, 2010.

ABM INDUSTRIES INCORPORATED
By:	/s/ Henrik C. Slipsager
	Name:	Henrik C. Slipsager
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed this 11th day of June, 2010 by the following persons in the following capacities.

Signature	Title	Date

/s/ Henrik C. Slipsager Henrik C. Slipsager	President, Chief Executive Officer and Director (Principal Executive Officer)	June 11, 2010

/s/ James S. Lusk James S. Lusk	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 11, 2010

/s/ Dean A. Chin Dean A. Chin	Senior Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	June 11, 2010

/s/ Dan T. Bane Dan T. Bane	Director	June 11, 2010

/s/ Linda Chavez Linda Chavez	Director	June 11, 2010

/s/ J. Philip Ferguson J. Philip Ferguson	Director	June 11, 2010

/s/ Anthony G. Fernandes Anthony G. Fernandes	Director	June 11, 2010

/s/ Luke S. Helms Luke S. Helms	Director	June 11, 2010

/s/ Maryellen C. Herringer Maryellen C. Herringer	Director	June 11, 2010

/s/ Henry L. Kotkins, Jr. Henry L. Kotkins, Jr.	Director	June 11, 2010

/s/ William W. Steele William W. Steele	Director	June 11, 2010

EXHIBIT INDEX

Exhibit
Number
4.1
Restated Certificate of Incorporation of ABM Industries Incorporated (incorporated by reference to Exhibit 3.1 of the Company’s annual report on Form 10-K for the period ended October 31, 2003, as filed on January 14, 2004, File No. 001-08929).*

4.2	Amended and Restated Bylaws of ABM Industries Incorporated (incorporated by reference to Exhibit 3.2 of the Company’s Form 8-K as filed on October 29, 2009, File No. 001-08929).*

5.1	Opinion of Ms. Sarah Hvalinka McConnell, Esq., Senior Vice President, General Counsel and Corporate Secretary for ABM Industries Incorporated.

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Ms. Sarah Hvalinka McConnell, Esq., Senior Vice President, General Counsel and Corporate Secretary for ABM Industries Incorporated (included in Exhibit 5.1).

24	Powers of Attorney.

99.1
ABM Industries Incorporated 2004 Employee Stock Purchase Plan (as amended and restated January 11, 2010) (incorporated herein by reference to Appendix A of the Proxy Statement filed on February 1, 2010, File No. 001-08929).*

*	Incorporated by reference